Exhibit 10.k



                          MASCO CORPORATION

                1988 RESTRICTED STOCK INCENTIVE PLAN

                          (Restated December 6, 1995)



1.  Purpose of the Plan

      The purpose of the Plan is to aid Masco Corporation (the "Company") and its subsidiaries and affiliated companies in attracting and retaining key employees and consultants of outstanding ability. In addition, the Company expects that it will benefit from the added interest which such individuals will have in its welfare as a result of their ownership or increased ownership of the Company's Common Stock. For purposes of the Plan a "subsidiary" is any corporation in which the Company owns, directly or indirectly, stock possessing more than fifty percent of the total combined voting power of all classes of stock, and an "affiliated company" is any other corporation, at least twenty percent of the total combined voting power of all classes of stock of which is owned by the Company or by one or more other corporations in a chain of corporations, at least twenty percent of the stock of each of which is held by the Company or a subsidiary or another corporation within such chain.

2.  Stock Subject to the Plan

      The shares which may be awarded under the Plan are shares of the Company's Common Stock, $1 par value. Subject to adjustment as provided in Paragraph 6, the total number of shares of the Company's Common Stock that may be awarded under the Plan shall not exceed 8,000,000; provided, however, that such number of shares shall be reduced by the number of shares of the Company's Common Stock as to which options have been granted under the Company's 1988 Stock Option Plan (other than shares which are available for further grants under Article IV of such plan notwithstanding the prior grant of options with respect to such shares). Such stock may be authorized but unissued shares or shares reacquired by the Company, including but not limited to shares purchased on the open market. Shares of stock awarded under the Plan which are later reacquired by the Company as a result of forfeiture pursuant to the Plan shall again become available for awards under the Plan.

3.  Administration

      The Plan shall be administered by a committee (the "Committee") of three or more of the Company's directors to be appointed by the Board of Directors. Members of the Committee shall be "disinterested persons" as such term is defined in Rule 16b-3(d) under the Securities Exchange Act of 1934 (the "Exchange Act") or any rule which modifies, amends or replaces Rule 16b-3(d). The Committee shall have the authority, consistent with the Plan, (a) to determine the terms and conditions of each award, (b) to interpret the Plan and the agreements entered into pursuant to the Plan, (c) to adopt, amend and rescind rules and regulations for its administration and the awards, (d) to delegate to directors of the Company, who need not be "disinterested persons" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, the authority to amend awards granted to participants, provided such participants are not directors or officers of the Company for purposes of Section 16, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be conclusive and binding upon all parties concerned.

4.  Eligibility

      Key employees of and consultants to the Company and its subsidiaries and affiliated companies, including officers of the Company (who may also be directors, but excluding members of the Committee, any person who serves only as a director of the Company and any consultant to the Company or any of its subsidiaries or affiliated companies who is also a director of the Company or who is not rendering services pursuant to a written agreement with the corporation in question), as may be selected from time to time by the Committee in its discretion, are eligible to receive awards under the Plan. The Committee shall determine in its sole discretion the number of shares to be awarded to each participant.

5.  Terms and Conditions of Awards

      All shares of Common Stock awarded to participants shall be subject to the following terms and conditions, and to such other terms and conditions not inconsistent with the Plan as shall be contained in each Award Agreement ("Agreement") referred to in Paragraph 5(f):

            (a) At the time of each award there shall be established for the shares of each participant a "Restricted Period" which shall be not less than ninety days. Such Restricted Period may differ among participants and may have different expiration dates with respect to portions of shares covered by the same award. The Committee may also determine that the expiration of any Restricted Period shall be subject to such additional terms and conditions as it decides in its sole discretion and as set forth in the participant's Agreement.

            (b) Shares of Common Stock awarded to participants may not be sold, encumbered or otherwise transferred, except as hereinafter provided, during the Restricted Period pertaining to such shares.
      Except for such restrictions on transfer, the participant shall have all the rights of a stockholder including but not limited to the right to receive all dividends paid on such shares (subject to the provisions of Paragraph 6) and the right to vote such shares.

            (c) If a participant ceases to be employed or retained by the Company or any of its subsidiaries or affiliated companies for any reason (including termination by reason of the fact that any corporation is no longer a subsidiary or affiliated company), other than death, permanent and total disability, or, in the case of an employee, retirement on or after normal retirement date, all shares of stock theretofore awarded to the participant which are still subject to the restrictions imposed by Paragraph 5(b) shall upon such termination of employment or the consulting relationship be forfeited and transferred back to the Company, provided, however, that if such employment or consulting relationship is terminated by action of the Company or any of its subsidiaries or affiliated companies without cause or by agreement of the Company or any of its subsidiaries or affiliated companies and the participant, the Committee may, but need not, determine that some or all of the shares shall not be so forfeited, and provided further that the Committee may remove or modify restrictions on shares which are not forfeited. For purposes of this Paragraph 5(c), a participant's employment or consulting arrangement shall not be considered terminated
      (i) in the case of transfers of employment or the consulting arrangement among the Company, its subsidiaries and affiliated companies, (ii) by virtue of a change of status from employee to consultant or from consultant to employee, or (iii) in the case of interruption in service, not exceeding one year in duration unless otherwise approved by the Committee, for approved sick leave or other bona fide leave of absence.

            (d) If a participant ceases to be employed or retained by the Company or any of its subsidiaries or affiliated companies by reason of death or permanent and total disability or if an employee ceases to be employed by the Company or any of its subsidiaries or affiliated companies by reason of retirement on or after normal retirement date, the restrictions imposed by Paragraph 5(b) shall lapse with respect to the shares then subject to restrictions, except to the extent provided to the contrary in the Agreement.

            (e) Each certificate or other evidence of ownership issued in respect of shares awarded under the Plan shall be registered in the name of the participant and deposited on behalf of the participant with the Company, together with a stock power endorsed in blank, and shall bear the following legend:

                  "The sale, encumbrance, or other transfer of this
            certificate and the shares of stock represented hereby are subject to the terms and conditions (including a contingent transfer ob-ligation) contained in the Masco Corporation 1988 Restricted Stock Incentive Plan and an award agreement entered into between the registered owner and Masco Corporation. Copies of such Plan and Agreement are on file in the office of the Secretary of Masco Corporation, Taylor, Michigan."

            (f) The participant shall enter into an Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the award, the expiration of the Restricted Period as to the shares covered by the award, and such other matters, including compliance with applicable federal and state securities laws and methods of withholding or providing for the payment of required taxes, as the Committee in its sole discretion shall determine. The Committee may at any time amend the terms of any Agreement consistent with the terms of the Plan, except that without the participant's written consent no such amendment shall adversely affect the rights of the participant.

            (g) At the expiration of the Restricted Period as to shares covered by any award, the Company shall deliver the stock certificates deposited with it pursuant to Paragraph 5(e) and as to which the Restricted Period has expired, as follows:

                  (1) if an assignment to a trust has been made in accordance with Paragraph 5(i), to such trust; or

                  (2) if the Restricted Period has expired by reason of death and a beneficiary has been designated in form approved by the Company, to the beneficiary so designated; or

                  (3) in all other cases, to the participant or the legal representative of the participant's estate.

      Upon written request, the Company will instruct its stock transfer agent that such certificates may be reissued without legend.

            (h) (1) Notwithstanding any of the provisions of this Plan or instruments evidencing awards granted hereunder, in the case of a Change in Control of the Company, each award theretofore granted shall immedi-ately become fully vested and non-forfeitable and shall thereupon be distributed to participants as soon as practicable, free of all restrictions. A Change in Control shall occur if any of the events described below in subparagraphs (A), (B) or (C) shall have occurred, unless the holder of any such award shall have consented to the application of subparagraph (C) in lieu of subparagraphs (A) and (B):

                  (A) any "person" or "group of persons" as such terms are used in Sections 13(d) and 14(d) of the Exchange Act other than pursuant to a transaction or agreement previously approved by the Board of Directors directly or indirectly purchases or otherwise becomes the "beneficial owner" (as defined in Rule 13d3 under the Exchange Act) or has the right to acquire such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time, or subject to any condition), of voting securities representing 25% or more of the combined voting power of all outstanding voting se-curities of the Company;

                  (B) during any period of twenty-four consecutive calendar months, the individuals who at the beginning of such period constitute the Company's Board of Directors, and any new directors whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof; or

                  (C) during any period of twenty-four consecutive calendar
            months, the individuals who at the beginning of such period constitute the Company's Board of Directors, and any new directors (other than Excluded Directors, as hereinafter defined), whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof. For purposes hereof, "Excluded Directors" are directors whose election by the Board or approval by the Board for stockholder election occurred within one year of any "person" or "group of persons", as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, commencing a tender offer for, or becoming the beneficial owner of, voting securities representing 25 percent or more of the combined voting power of all outstanding voting securities of the Company, other than pursuant to a tender offer approved by the Board prior to its commencement or pursuant to stock acquisitions approved by the Board prior to their representing 25 percent or more of such combined voting power.

                  (2)(A) In the event that subsequent to a Change in Control it is determined that any payment or distribution by the Company to or for the benefit of a participant, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, other than any payment pursuant to this subparagraph (2) (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then such participant shall be entitled to receive from the Company, within 15 days following the determination described in (B) below, an additional payment ("Excise Tax Adjustment Payment") in an amount such that after payment by such participant of all applicable Federal, state and local taxes (computed at the maximum marginal rates and including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Excise Tax Adjustment Payment, such participant retains an amount of the Excise Tax Adjustment Payment equal to the Excise Tax imposed upon the Payments.

                  (B)  All determinations required to be made under this
            Section 5(h)(2), including whether an Excise Tax Adjustment Payment is required and the amount of such Excise Tax Adjustment Payment, shall be made by Cooper & Lybrand L.L.P., or such other national accounting firm as the Company, or, subsequent to a Change in Control, the Company and the participant jointly, may designate, for purposes of the Excise Tax, which shall provide detailed supporting calculations to the Company and the affected participant within 15 business days of the date of the applicable Payment. Except as hereinafter provided, any determination by Coopers & Lybrand L.L.P., or such other national accounting firm, shall be binding upon the Company and the participant. As a result of the uncertainty in the application of Section 4999 of the Code that may exist at the time of the initial determination hereunder, it is possible that (x) certain Excise Tax Adjustment Payments will not have been made by the Company which should have been made (an "Underpayment"), or (y) certain Excise Tax Adjustment Payments will have been made which should not have been made (an "Overpayment"), consistent with the calculations required to be made hereunder. In the event of an Underpayment, such Underpayment shall be promptly paid by the Company to or for the benefit of the affected participant. In the event that the participant discovers that an Overpayment shall have occurred, the amount thereof shall be promptly repaid to the Company.

                  (C) This Section 5(h)(2) shall not apply to any award that was granted to an executive officer of the Company, as determined under the Exchange Act.

            (i) Notwithstanding any other provision of this Plan, a participant may assign all rights under any award to a revocable grantor trust established by the participant for the sole benefit of the participant during the life of the participant, and under the terms of which the participant is and remains the sole trustee until death or physical or mental incapacity. Such assignment shall be effected by a written instrument in form and content satisfactory to the Committee and the participant shall deliver to the Committee a true copy of the agreement or other document evidencing such trust. If in the judgment of the Committee the trust to which a participant may attempt to assign rights under an award does not meet the criteria of a trust to which an assignment is permitted by the terms of this paragraph, or if after assignment, because of amendment, by force of law or any other reason such trust no longer meets such criteria, such attempted assignment shall be void and may be disregarded by the Committee and the Company and all rights to any awards shall revert to and remain solely in the participant. Notwithstanding a qualified assignment, the participant, and not the trust to which rights under an award may be assigned, for the purpose of determining compensation arising by reason of the award shall continue to be considered an employee or consultant, as the case may be, of the Company, a subsidiary or affiliated company, but such trust and the participant shall be bound by all of the terms and conditions of the Agreement and this Plan.

            The Committee, the Company and its officers, agents and employees may rely upon any beneficiary designation, assignment or other instrument of transfer, copies of trust agreements and any other docu-ments delivered to them by or on behalf of the participant which they believe genuine and any action taken by them in reliance thereon shall be conclusive and binding upon the participant, his personal representatives and all persons asserting a claim based on an award granted pursuant to this Plan. The delivery by a participant of a beneficiary designation, or an assignment of rights under an award as permitted by this Paragraph 5(i), shall constitute the participant's irrevocable undertaking to hold the Committee, the Company and its officers, agents and employees harmless against claims, including any cost or expense incurred in defending against claims, of any person (including the participant) which may be asserted or alleged to be based upon an award subject to a beneficiary designation or an assignment. In addition, the Company may decline to deliver shares to a beneficiary until it receives indemnity against claims of third parties satisfactory to the Company. Issuance of shares as to which restrictions have lapsed in the name of, and delivery to, the trust to which rights may be assigned shall be conclusively considered issuance and delivery to the participant.

            (j) The Committee, in its discretion and in accordance with its procedures, may permit the participant to satisfy, in whole or in part, the applicable income tax withholding obligations when the restrictions imposed by Paragraph 5(b) lapse by having shares withheld from the shares as to which the Restricted Period has expired or by delivering shares of Common Stock of the Company having a fair market value equal to the amount needed to satisfy such obligations.

            (k) In its sole discretion the Committee may also provide the participant with the right to receive cash payments in connection with shares of Common Stock awarded under the Plan (including shares previously awarded), the amount of which payments are based, in whole or only in part, on the value of such Common Stock. The right to receive such payments shall be subject to such other terms and conditions not inconsistent with the Plan as the Committee may determine.

6.  Changes in Capitalization

      If there is a change in, reclassification, subdivision or combination of, stock dividend on, or exchange of stock by the Company for the outstanding Common Stock of the Company, the maximum aggregate number and class of shares as to which awards may be granted under the Plan shall be appropriately adjusted by the Committee whose determination thereof shall be conclusive. Unless the Committee shall otherwise determine, any shares of stock or other securities received by a participant with respect to shares still subject to the restrictions imposed by Paragraph 5(b) will be subject to the same restrictions and shall be deposited with the Company.

      If the Company shall be consolidated or merged with another corporation, the stock, securities or other property which a participant is entitled to receive by reason of his ownership of the shares of stock subject to the re-strictions imposed pursuant to Paragraph 5(b) shall be subject to the same or equivalent restrictions unless the Committee shall determine otherwise at that time.

7.  Amendment of the Plan

      The Board of Directors may from time to time amend or discontinue the Plan, except that without the approval of the Company's stockholders no amendment shall increase the number of shares which may be awarded under the Plan, extend the date for awards of shares under the Plan beyond December 31, 1998 or change the standards of eligibility of employees or consultants eligible to participate in the Plan. The number of shares awardable under the Plan may, however, without stockholder approval, be adjusted pursuant to the adjustment provisions described in Paragraph 6 hereof.

8.  Employment Rights

      The adoption of the Plan, the award of stock hereunder and the participation by a participant in the Plan do not confer upon any employee of or consultant to the Company or a subsidiary or an affiliated company any right to continue the employment or consulting relationship with the Company or a subsidiary or an affiliated company, as the case may be, nor does it in any way impair the right of the Company or a subsidiary or an affiliated company to terminate the employment of any of its employees or the consulting arrangement with any of its consultants at any time, with or without cause, unless a written employment or consulting agreement provides otherwise.

9.  Effective Date and Termination of Awards

      The Plan shall become effective when approved by the stockholders of the Company and no shares may be awarded under the Plan after December 31, 1998.